United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2016

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 20, 2016 the Registrant issued a press release announcing new survival analyses from the GOG-0186I Phase 2 Study of its investigational drug CA4P in recurrent ovarian cancer.

The new analyses were from a more recent (November 2015) and more mature dataset from the GOG-0186I Study. These analyses showed that median overall survival (OS) in the intent-to-treat group was 3.2 months longer for the CA4P and bevacizumab combination-treated patients compared to the bevacizumab only-treated patients (25.2 vs. 22.0 months, respectively; HR = 0.83, not statistically significant) These analyses also showed that, among the 81 patients with measurable disease, OS was 5.6 months longer for the patients treated with the combination of CA4P and bevacizumab than for bevacizumab only-treated patients (26.8 vs. 21.2 months; 22% reduction in the risk of death; HR = 0.78; not statistically significant).

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated June 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: June 20, 2016	/S/ MATTHEW M. LOAR
By: Matthew M. Loar
Chief Financial Officer